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                                                                   Exhibit 10.17


                               FIRST AMENDMENT OF
                               LEGACY RESERVES LP
                            LONG-TERM INCENTIVE PLAN

         THIS AMENDMENT made as of the date set forth below by Legacy Reserves GP LLC (the "Company").

                                  WITNESSETH :

      WHEREAS, the Legacy Reserves LP Long-Term Incentive Plan (the "Plan") is maintained for the benefit of certain eligible persons as set forth in the Plan; and

      WHEREAS, all words with initial capital letters shall have the same meaning herein as ascribed thereto in the Plan; and

      WHEREAS, the Company desires to amend the Plan, effective as set forth below, to ensure that the Plan's definition of "Affiliate" meets the requirements of Section 409A of the Code; and

      WHEREAS, in Section 7(a) of the Plan, the Board and the Committee reserved the right to amend the Plan from time to time; and

      WHEREAS, the Committee has approved the amendment of the Plan to effect the changes generally described above and as specifically set forth in the amendment below;

      NOW, THEREFORE, effective as set forth below, the Plan is hereby amended by this First Amendment thereto, as follows:

      1. Effective as of the initial effective date of the Plan, the definition of the term "Affiliate" in Section 2 of the Plan is hereby amended by the addition of the following sentence that provides as follows:

            "Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options, Unit Appreciation Rights or other equity-based Awards granted under the Plan, the term "Affiliate" means all persons with whom the Company could be considered a single employer under Section 414(b) or Section (c) of the Code, substituting (for the purpose of determining whether Options, Unit Appreciation Rights or other equity-based Awards that may be subject to Section 409A of the Code are derived in respect of Units of the service recipient in order to comply with any applicable requirements of Section 1.409A-1(b)(5)(iii) of the proposed regulations issued under Section 409A of the Code or any successor regulation or other regulatory guidance relating thereto) "20 percent" in place of "80 percent" in determining a controlled group under Section 414(b) of the Code and in determining trades or businesses that are under common control for purposes of Section 414(c) of the Code."

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      2.    Except as modified herein, the Plan is specifically ratified and affirmed.

      IN WITNESS WHEREOF, this First Amendment of the Plan is executed this 16th day of June, 2006, to be effective as herein provided.

                                            LEGACY RESERVES GP LLC

                                            By: /s/ Steven H. Pruett
                                               _________________________________

                                            Printed Name: Steven H. Pruett
                                                         _______________________

                                            Title: President & Chief Financial
                                                   Officer & Secretary
                                                  ______________________________


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